Exhibit 5.1

AVOCATS
Chaussée de La Hulpe 120
1000 Bruxelles	Brussels, 29 May 2015
T +32 2 566 8000	75013602 Galapagos / Project Canaan
F +32 2 566 8001

Galapagos NV
Generaal De Wittelaan, L11 A3
2800 Mechelen
Belgium

(the “Addressee”)

Ladies and Gentlemen,

We have acted as Belgian legal counsel to Galapagos NV, a limited liability company (naamloze vennootschap/société anonyme) organised and existing under the laws of the Kingdom of Belgium, having its registered office at Generaal De Wittelaan, L11 A3, 2800 Mechelen, Belgium, and registered with the Crossroad Bank for Enterprises under number 0466.460.429 (the “Company”), on certain legal matters of Belgian law in connection with the Company’s Registration Statement on Form S-8 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), in respect of:

a.	up to 24,115 ordinary shares without nominal value of the Company to be issued upon the exercise of outstanding warrants under the warrant plan 2006 BNL of the Company (the “Warrant Plan 2006 BNL”);

b.	up to 128,250 ordinary shares without nominal value of the Company to be issued upon the exercise of outstanding warrants under the warrant plan 2009 of the Company (the “Warrant Plan 2009”);

c.	up to 208,500 ordinary shares without nominal value of the Company to be issued upon the exercise of outstanding warrants under the warrant plan 2010 of the Company (the “Warrant Plan 2010”);

d.	up to 227,000 ordinary shares without nominal value of the Company to be issued upon the exercise of outstanding warrants under the warrant plan 2011 of the Company (the “Warrant Plan 2011”);

e.	up to 125,440 ordinary shares without nominal value of the Company to be issued upon the exercise of outstanding warrants under the warrant plan 2011 (B) of the Company (the “Warrant Plan 2011 (B)”);

Amsterdam

Brussels

London

Luxemburg

New York

Rotterdam

NautaDutilh, société civile sous la forme d’une SPRL, RPM Bruxelles – TVA: BE 0479.249.878.

f.	up to 375,490 ordinary shares without nominal value of the Company to be issued upon the exercise of outstanding warrants under the warrant plan 2012 of the Company (the “Warrant Plan 2012”);

g.	up to 450,740 ordinary shares without nominal value of the Company to be issued upon the exercise of outstanding warrants under the warrant plan 2013 of the Company (the “Warrant Plan 2013”);

h.	up to 566,660 ordinary shares without nominal value of the Company to be issued upon the exercise of outstanding warrants under the warrant plan 2014 of the Company (the “Warrant Plan 2014”);

i.	up to 625,740 ordinary shares without nominal value of the Company to be issued upon the exercise of outstanding warrants under the warrant plan 2015 of the Company (the “Warrant Plan 2015”);

The Warrant Plans 2006 BNL, 2009, 2010, 2011, 2011 (B), 2012, 2013, 2014 and 2015 relating to the warrants (warrants/droits de souscription) (the “Warrants”) are together referred to as the “Plans”. The aggregate amount of 2,731,935 ordinary shares to be issued under the Plans are together referred to as the “Shares”.

This opinion letter is solely given for the information of the Addressee. It may only be relied upon in connection with the Registration Statement by the Addressee. This opinion letter is strictly limited to the matters stated in it and may not be read as extending by implication to any matters not specifically referred to in it. Nothing in this opinion letter should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in any document.

The section headings used in this opinion letter are for convenience or reference only and are not to affect its construction or be taken into consideration in its interpretation.

This opinion letter sets out our opinion on certain matters of Belgian law as at today’s date and the opinions and statements expressed in this opinion letter are limited in all respects to and are to be construed and interpreted in accordance with, Belgian law.

Unless otherwise specifically stated herein, we do not express any opinion on tax law, on public international law or on the rules promulgated under or by any treaty organisation, except insofar as such rules are directly applicable in Belgium, nor do we express any opinion on Belgian or European competition law. No undertaking is assumed on our part to revise, update or amend this opinion letter in connection with or to notify or inform you of, any developments and/or changes under Belgian law subsequent to today’s date.

As Belgian lawyers we are not qualified or able to assess the true meaning and purport of the terms of the Registration Statement under any applicable law other than Belgian law and the obligations of the parties thereto, and we have made no investigation of such meaning and purport. Our review of the Registration Statement has therefore been limited to the terms of such documents as they appear to us on their face.

In this opinion letter, legal concepts are expressed in English terms. The Belgian legal concepts concerned may not be identical in meaning to the concepts described by the English terms as they exist under the law of other jurisdictions. In the event of a conflict or inconsistency, the relevant expression shall be deemed to refer only to the Belgian legal concepts described by the English terms. As far as the word “non-assessable” used in this opinion letter is concerned, this word has no legal meaning under the laws of Belgium and is used in this opinion letter only to mean that, with respect to the issuance of the Shares of the Company, subject to the terms and conditions of the Plans and the terms of issuance of the Shares, (i) the initial beneficiary of the Warrants will have no obligation to pay to the Company any additional amount in excess of the exercise price and (ii) the holders of the Shares will not be liable, solely because of their status as a holder of the Shares, for additional calls of funds on the Shares by the Company or its creditors.

In rendering the opinions expressed herein, we have exclusively reviewed and relied upon the documents set out in Exhibit A to this opinion letter (the “Documents”), together with such other publicly available documents as we have considered it necessary or desirable. We have not investigated or verified any factual matter disclosed to us in the course of our review, nor do we opine on the accuracy of representations and warranties contained in documents reviewed by us. For certain matters of fact, we have relied, without independent verification, on a certificate of the secretary of the Company.

The opinions expressed in this opinion letter are to be construed and interpreted in accordance with Belgian law. The competent courts at Brussels, Belgium have exclusive jurisdiction to settle any issues of interpretation or liability arising out of or in connection with this opinion letter and all matters related to the legal relationship between yourself and NautaDutilh BVBA/SPRL, including the above submission to jurisdiction, are governed by Belgian law and the general terms and conditions of NautaDutilh BVBA/SPRL[1].

ASSUMPTIONS

For the purposes of this opinion letter, we have assumed that:

a.	all documents reviewed by us as originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same; all documents reviewed by us as drafts of documents or as fax, photo or electronic copies of originals are in conformity with the originals thereof (which have been or will be executed) and such originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same;

b.	the Registration Statement will be filed with the SEC and will become effective, in the form referred to in this opinion letter;

c.	the Company’s shareholders’ meeting or, as the case may be, the Company’s board of directors (or its proxyholders) has duly authorized the Plans;

d.	the Company’s board of directors (or its proxyholders in accordance with the terms of the Plans) has duly granted all Warrants under the Plans relating to the Shares and the beneficiaries have or will, in relation to Warrant Plan 2015, accept the Warrants granted to them in accordance with the terms of the Plans;

e.	the Plans are and will remain effective upon each granting of Warrants and upon each issue of Shares pursuant to the exercise of Warrants and in accordance with the Board Reports;

[1]	The applicable general terms and conditions of NautaDutilh BVBA/SPRL can be found at all times at www.nautadutilh.com.

f.	the Plans have been, and will at all times be, operated in accordance with their terms;

g.	the exercise of the Warrants (including, but not limited to the exercise price, the exercise notices, vesting periods and maximum duration of warrants) complies with the terms of the Plans, the applicable Belgian law and the Articles of Association (as defined in Exhibit A);

h.	the statements of facts contained in the Documents are accurate and complete;

i.	the Resolutions (as defined in Exhibit A) are in full force and effect and correctly reflect the resolutions taken by the board of directors (or its proxy holders) or the general shareholders’ meeting of the Company, on their respective dates and were adopted at properly convened meetings;

j.	publication of the deeds recording the resolutions taken by the board of directors of the Company or its proxy holders has taken or will take place in accordance with all applicable regulations;

k.	the Shares will be issued, delivered and paid for as set forth in the Plans;

l.	the opinion in this opinion letter will not be affected by any foreign law.

OPINION

Based upon and subject to the foregoing and subject to any matters, documents or events not disclosed to us, we express the following opinion:

•

the Shares to be issued upon exercise of any outstanding Warrants granted under the Plans, to the extent that they will be issued by the Company in compliance with the then applicable provisions of the Articles of Association, the laws of Belgium, the terms of such Warrants and the Plans, and that the Company will have received in full all amounts payable by the participants under the Plans in respect of such Shares, will be validly issued, fully paid-up and non-assessable.

This opinion is addressed to, and is solely for the benefit of, the Company and, except with our prior written consent, is not to be transmitted or disclosed to or used or relied upon by any other person. We however hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent or required under Section 7 of the Securities Act or the rules and regulations of the SEC hereunder.

Yours faithfully,

/s/ NautaDutilh BVBA/SPRL NautaDutilh BVBA/SPRL

EXHIBIT A

LIST OF DOCUMENTS

1.	a copy of the Form S-8 Registration Statement under the Securities Act of 1933, dated May 29, 2015 (the “Registration Statement”);

2.	a copy of the Dutch version of the co-ordinated articles of association of the Company dated May 19, 2015 (the “Articles of Association”);

3.

a copy of the rules of Warrant Plan 2006 BNL incorporated as an exhibit to the Registration Statement by reference to exhibit 10.3 to the Company’s registration statement on Form F-1 (File n° 333-203435);

4.	a copy of the rules of Warrant Plan 2009 incorporated as an exhibit to the Registration Statement by reference to exhibit 10.3 to the Company’s registration statement on Form F-1 (File n° 333-203435);

5.	a copy of the rules of Warrant Plan 2010 incorporated as an exhibit to the Registration Statement by reference to exhibit 10.3 to the Company’s registration statement on Form F-1 (File n° 333-203435);

6.	a copy of the rules of Warrant Plan 2011 incorporated as an exhibit to the Registration Statement by reference to exhibit 10.3 to the Company’s registration statement on Form F-1 (File n° 333-203435);

7.

a copy of the rules of Warrant Plan 2011 (B) incorporated as an exhibit to the Registration Statement by reference to exhibit 10.3 to the Company’s registration statement on Form F-1 (File n° 333-203435);

8.	a copy of the rules of Warrant Plan 2012 incorporated as an exhibit to the Registration Statement by reference to exhibit 10.3 to the Company’s registration statement on Form F-1 (File n° 333-203435);

9.	a copy of the rules of Warrant Plan 2013 incorporated as an exhibit to the Registration Statement by reference to exhibit 10.3 to the Company’s registration statement on Form F-1 (File n° 333-203435);

10.	a copy of the rules of Warrant Plan 2014 incorporated as an exhibit to the Registration Statement by reference to exhibit 10.3 to the Company’s registration statement on Form F-1 (File n° 333-203435);

11.	a copy of the rules of Warrant Plan 2015 incorporated as an exhibit to the Registration Statement by reference to exhibit 10.3 to the Company’s registration statement on Form F-1 (File n° 333-203435);

12.

a copy of the notarial deeds recording the resolutions taken by the Company’s board of directors held on February 3, 2006, April 1, 2009, April 27, 2010, May 23, 2011, September 3, 2012, May 16, 2013, July 25, 2014 and April 30, 2015 (the “Board Resolutions”);

13.	a copy of the notarial deed recording the resolutions taken by the Company’s extraordinary general meeting held on May 23, 2011;

(the Board Resolutions and the resolutions recorded in the document referred to under 14 are herein referred to as the “Resolutions”)

14.

a copy of the special reports of the board of directors of the Company (the “Board Reports”) dated February 3, 2006, April 1, 2009, April 29, 2009, March 26, 2010, April 1, 2011, July 12, 2012, May 14, 2013, July 25, 2014 and April 20, 2015 issued pursuant to Articles 596, 598 and 583 of the Belgian Companies Code (“BCC”) as well as a copy of the special reports of the statutory auditor of the Company dated February 3, 2006, April 1, 2009, March 26, 2010, April 12, 2011, July 13, 2012, May 15, 2013, July 25, 2014 and April 28, 2015 issued pursuant to Articles 596 and/or 598 BCC submitted to the board of directors with regard to the Plans; and

15.	a certificate of the Company’s secretary dated May 28, 2015.